Exhibit 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF GP NATURAL RESOURCE PARTNERS LLC
PURSUANT TO 18 U.S.C. § 1350
     In connection with the accompanying report on Form 10-Q for the quarter ended June 30, 2010 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dwight L. Dunlap, Chief Financial Officer and Treasurer of GP Natural Resource Partners LLC, the general partner of the general partner of Natural Resource Partners L.P. (the “Company”), hereby certify, to my knowledge, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dwight L. Dunlap
Name:	Dwight L. Dunlap

Date: August 5, 2010